Exhibit 23.4

Consent of Cawley, Gillespie & Associates, Inc.

     As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserves report dated January 31, 2004 for the fiscal year ended December 31, 2003.

/s/ Cawley, Gillespie & Associates, Inc.

Fort Worth, Texas
July 20, 2004